                                                                    EXHIBIT 99.6


                           CERTIFICATE OF AMENDMENT
                                      OF
                         ARTICLES OF INCORPORATION OF
                           CAPITOL BANK OF COMMERCE
                           a California corporation


     Michael F. Burkart and James M. McGann certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of CAPITOL BANK OF COMMERCE, a California corporation.

     2.  The articles of incorporation shall be amended by adding another
Article V and Article VI to read as follows:

                        "ARTICLE V.  DIRECTOR LIABILITY

     The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               ARTICLE VI.  INDEMNIFICATION OF CORPORATE AGENTS

     The Board of Directors of the corporation may by bylaw, agreement or otherwise provide for the indemnification of agents for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law."

     3. The foregoing amendment has been duly approved by the Board of Directors of said corporation.

     4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is four million, eighty thousand, three hundred, two (4,080,302). The number of shares voting in favor of said amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

     Date:  FEB. 1, 1989


                                                  /s/ Michael F. Burkart
                                                -----------------------------
                                                                   President



                                                  /s/ James M. McGann
                                                -----------------------------
                                                                   Secretary

                                      -2-